Press Release
Contacts:
Phil Hughes
AMD Communications
512-865-9697
phil.hughes@amd.com

Ashley Settle
Meta Communications
904-629-0805
ashleysettle@meta.com

Investor Contact
Liz Stine
AMD Investor Relations
720-652-3965
liz.stine@amd.com

AMD and Meta Announce Expanded Strategic Partnership

to Deploy 6 Gigawatts of AMD GPUs

News Highlights

•Meta is partnering with AMD to rapidly scale AI infrastructure and accelerate the development and deployment of cutting-edge AI models
•AMD and Meta agree to a definitive multi-year, multi-generation partnership to deploy up to 6 gigawatts of AMD Instinct™ GPUs
•Built on the AMD Helios rack-scale architecture announced at the 2025 Open Compute Project Global Summit, shipments to support the first gigawatt deployment are expected to begin in 2H 2026, powered by a custom AMD Instinct GPU based on the MI450 architecture and optimized for Meta’s workloads
•AMD and Meta are deepening their collaboration to align their GPU and CPU silicon, systems and software roadmaps

SANTA CLARA, Calif. and MENLO PARK, Calif — February 24, 2026 — AMD (NASDAQ: AMD) and Meta today announced a 6-gigawatt agreement to power Meta’s next generation of AI infrastructure across multiple generations of AMD Instinct GPUs.

This agreement expands on the companies’ existing strategic partnership and aligns roadmaps across silicon, systems and software to deliver AI platforms purpose-built for Meta’s workloads. The first deployment will use a custom AMD Instinct GPU based on the MI450 architecture to deliver AI platforms that are optimized for Meta’s workloads at gigawatt-scale. Shipments supporting the first gigawatt deployment are scheduled to begin in the second half of 2026 powered by the custom AMD Instinct MI450-based GPU and 6th Gen AMD EPYC™ CPUs, codenamed “Venice,” running ROCm™ software and built on the AMD Helios rack-scale architecture. AMD Helios was developed jointly by AMD and Meta through the Open Compute Project to enable scalable, rack-level AI infrastructure.
“We are proud to expand our strategic partnership with Meta as they push the boundaries of AI at unprecedented scale,” said Dr. Lisa Su, chair and CEO, AMD. “This multi-year, multi-generation collaboration across Instinct GPUs, EPYC CPUs and rack-scale AI systems aligns our roadmaps to deliver high-performance, energy-efficient infrastructure optimized for Meta’s workloads, accelerating one of the industry’s largest AI deployments and placing AMD at the center of the global AI buildout.”
“We’re excited to form a long-term partnership with AMD to deploy efficient inference compute and deliver personal superintelligence,” said Mark Zuckerberg, founder and CEO of Meta. “This is an important step for Meta as we diversify our compute. I expect AMD to be an important partner for many years to come.”
In addition to the collaboration on GPUs, AMD and Meta are expanding their AMD EPYC processor partnership. Meta has been a close partner over multiple generations, deploying millions of AMD EPYC CPUs and significant deployments of AMD Instinct MI300 and MI350 series GPUs across their global infrastructure. As AI infrastructure grows in scale and complexity, CPUs are a strategic pillar of the AI compute stack, enabling efficiency, scalability and orchestration alongside GPUs. Building on deep roadmap alignment, Meta will be a lead customer for 6th Gen AMD EPYC CPUs, codenamed “Venice,” and “Verano,” a next-generation EPYC processor designed with workload-specific optimizations to deliver leadership performance-per-dollar-per-watt.
As part of the agreement, to further align strategic interests, AMD has issued Meta a performance-based warrant for up to 160 million shares of AMD common stock, structured to vest as specific milestones associated with Instinct GPU shipments are achieved. The first tranche vests with the initial 1-gigawatt of shipments, with additional tranches vesting as Meta’s purchases scale to 6 gigawatts. Vesting is further tied to AMD achieving certain stock price thresholds and exercise is tied to Meta achieving key technical and commercial milestones.

“We expect this partnership to drive substantial multi-year revenue growth and be accretive to our non-GAAP earnings per share, marking another significant step forward in delivering on our ambitious long-term financial model,” said Jean Hu, EVP, CFO and treasurer, AMD. “The performance-based structure also tightly aligns AMD and Meta around execution and long-term value creation.”
Together, AMD and Meta are collaborating across silicon, systems and software to enable AI infrastructure at a global scale that accelerates AI innovation and brings AI-powered services and experiences to billions of users.

AMD Teleconference
AMD will hold a conference call at 7:30 a.m. CT (8:30 a.m. ET) today to discuss the announcement. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its website at www.amd.com.

About AMD
AMD (NASDAQ: AMD) drives innovation in high-performance and AI computing to solve the world’s most important challenges. Today, AMD technology powers billions of experiences across cloud and AI infrastructure, embedded systems, AI PCs and gaming. With a broad portfolio of AI-optimized CPUs, GPUs, networking and software, AMD delivers full-stack AI solutions that provide the performance and scalability needed for a new era of intelligent computing. Learn more at www.amd.com.

About Meta
Meta is building the future of human connection, powered by artificial intelligence and immersive technologies. When Meta launched in 2004, it changed the way people connect. Apps like Messenger, Instagram, and WhatsApp further empowered billions around the world. Now, Meta is moving beyond 2D screens toward experiences that foster deeper connections and unlock new possibilities.

Forward-Looking Statements

This press release contains forward-looking statements concerning Advanced Micro Devices, Inc. (AMD), such as the anticipated benefits and expectations of the proposed strategic partnership with Meta; the use of current and future AMD technology for large-scale AI deployments; the expected benefits from the parties’ collaboration across silicon, systems and software roadmaps; expected milestone and performance-based value creation; the deployment of six gigawatts of AMD Instinct™ GPUs and timing thereof; the expected business performance results; AMD’s outlook on the AI industry; the expected partnership between AMD and Meta regarding AMD EPYC™ CPUs and anticipated benefits; the expected demand of AMD platforms across large-scale AI deployments; the expectation that the partnership between AMD and Meta will drive multi-year revenue growth and be accretive to AMD’s non-GAAP earnings per share; expectations regarding AMD’s long-term financial model; expected alignment of AMD and Meta around execution and long-term value creation; the ability of AMD and Meta to deploy large-scale AI compute foundation needed for global demand and accelerate the future of high-performance and AI computing; the availability, timing and expected benefits of AMD products and roadmaps; and the expected demand for AMD products, all of which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “would,” “may,” “expects,” “believes,” “plans,” “intends,” “projects” and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this press release are based on current beliefs, assumptions and expectations, speak only as of the date of this press release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and are generally beyond AMD’s control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: AMD's ability to introduce products, including AMD Instinct GPUs, on a timely basis with expected features and performance levels; uncertainties involving the ordering and shipment of AMD’s products; ability of third party manufacturers to manufacture AMD's products on a timely basis in sufficient quantities and using competitive technologies; availability of essential equipment, materials, substrates or manufacturing processes; ability to achieve expected manufacturing yields for AMD’s products; AMD's ability to rely on third party supply-chain logistics functions; competitive markets in which AMD’s products are sold; the cyclical nature of the semiconductor industry; market conditions of the industries in which AMD products are sold; loss of a significant customer; economic and market uncertainty; quarterly and seasonal sales patterns; AMD's ability to adequately protect its technology or other intellectual property; unfavorable currency exchange rate fluctuations; AMD's ability to generate revenue from its semi-custom SoC products; potential security vulnerabilities; potential security incidents including IT outages, data loss, data breaches and cyberattacks; AMD’s reliance on third-party intellectual property to design and introduce new products; AMD's reliance on third-party companies for design, manufacture and supply of motherboards, software, memory and other computer platform components; AMD's reliance on Microsoft and other software vendors' support to design and develop software to run on AMD’s products; AMD’s reliance on third-party distributors and add-in-board partners; impact of modification or interruption of AMD’s internal business processes and information systems; compatibility of AMD’s products with some or all industry-standard software and hardware; costs related to defective products; AMD’s ability to effectively control sales of its products on the gray market; impact of climate change on AMD’s business; impact of government actions and regulations such as export regulations, import tariffs, trade protection measures, and licensing requirements; AMD’s ability to realize its deferred tax assets; potential tax liabilities; current and future claims and litigation; impact of environmental laws, conflict minerals related provisions and other laws or regulations; evolving expectations from governments, investors, customers and other stakeholders regarding corporate responsibility matters; issues related to the responsible use of AI; restrictions imposed by agreements governing AMD’s notes, the guarantees of Xilinx’s notes and the revolving credit agreement; AMD’s ability to satisfy financial obligations under guarantees and other commercial commitments; impact of acquisitions, joint ventures and/or investments on AMD’s business and AMD’s ability to integrate acquired businesses; impact of any impairment of the combined company’s assets; political, legal and economic risks and natural disasters; future impairments of technology license purchases; AMD’s ability to attract and retain key employees; and AMD’s stock price volatility. Investors are urged to review in detail the risks and uncertainties in AMD’s Securities and Exchange Commission filings, including but not limited to AMD’s most recent reports on Forms 10-K and 10-Q.